Exhibit 5.0

LAW OFFICES
Silver, Freedman & Taff, L.L.P.

A LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

3299 WISCONSIN AVENUE, N.W., SUITE 100
WASHINGTON, D.C. 20007
PHONE: (202) 295-4500
FAX: (202) 337-5502 or (202) 337-5503
WWW.SFTLAW.COM

November 14, 2008

VIA EDGAR
Board of Directors
1st Security Bancorp, Inc.
6920 220th  Street SW
Mountlake Terrace, Washington  98043

Members of the Board of Directors:

We have acted as special counsel to 1st Security Bancorp, Inc., a Washington corporation (the “Holding Company”), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of the Registration Statement on Form S-1 (the “Registration Statement”), relating to the issuance of up to 3,041,750 shares of the Holding Company’s common stock, par value $.01 per share (the “Common Stock”).  The offering of the shares of Common Stock for sale to the public are being made in accordance with a Plan of Conversion (the “Plan”).  In this regard, we have examined the Articles of Incorporation and Bylaws of the Holding Company, resolutions of the Board of Directors of the Holding Company, the Plan and such other documents and matters of law as we deemed appropriate for the purpose of this opinion.

Based upon the foregoing, we are of the opinion that the Common Stock, when issued in accordance with the terms of the Plan upon the receipt of the consideration required thereby and upon the declaration of the effectiveness of the Registration Statement, will be legally issued, fully paid and non-assessable.

We assume no obligation to advise you of any event that may hereafter be brought to our attention that may affect any statement made in the foregoing paragraph after the declaration of effectiveness of the Registration Statement.

We hereby consent to the filing of this opinion as an exhibit to the Holding Company’s Registration Statement and to the references to Silver, Freedman & Taff, L.L.P. under the heading “Legal and Tax Opinions” in the Prospectus contained in the Registration Statement.  In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours, /s/ Silver, Freedman & Taff, L.L.P. SILVER, FREEDMAN & TAFF, L.L.P.